UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 16, 2026

Date of Report (Date of earliest event reported)

Dalrada Technology Group, Inc.

(Exact name of registrant as specified in its charter)

wyoming	000-12641	38-3713274
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of December 31, 2025, Genefic, Inc. (“Genefic”), a wholly owned subsidiary of Dalrada Technology Group, Inc. (the “Company”), together with certain of Genefic’s affiliates and subsidiaries, entered into (i) a Master Performance Standby Letter of Credit and Guaranty Agreement (the “MGA”) with IBS Equity Fund III, LLC (“IBS Fund III”), and (ii) a Master Credit, Security, and Account Purchase Agreement (the “MCSPA”) with IBS Private Credit Fund IV, LLC (“IBS Fund IV” and, together with IBS Fund III, “IBS”). In connection with the MGA and the MCSPA, the parties entered into a number of related schedules and ancillary documents, including a Secured Promissory Note issued by Genefic and certain affiliates to IBS Fund III in the original principal amount of $181,500 (the “Note”), a Prefunded Warrant to purchase preferred shares issued by Genefic to IBS Fund III (the “Warrant”), a Deposit Account Control Agreement, a Stock and Unit Pledge Agreement, and a Mutual Collateral Transfer Consent and Offset Agreement (collectively with the MGA and the MCSPA, the “Financing Agreements”). The Company is a party to the MCSPA as parent, corporate guarantor and credit party. Brian Bonar, the Company’s Chairman and Chief Executive Officer, executed a personal guaranty in favor of IBS Fund III. The MGA provided for a standby letter of credit and guaranty facility with a stated aggregate commitment of up to $20,000,000, and the MCSPA provided for a credit and account purchase facility with a stated facility maximum amount of $5,000,000, in each case subject to the satisfaction of conditions established by IBS.

IBS did not provide any funding to the Company, Genefic or any of their respective subsidiaries under the Financing Agreements. No loans or advances were made, no accounts receivable were purchased, and no other credit proceeds were received by the Company or any of its subsidiaries under the Financing Agreements, and no standby letter of credit or guarantee issued under the MGA was drawn upon. Neither the Company nor Genefic received any cash proceeds in exchange for the issuance of the Note or the Warrant.

On September 14, 2026, Genefic delivered written notice to IBS of its election to terminate the financing relationship under the Financing Agreements. By notices dated September 15, 2026 and delivered to the Company on September 16, 2026, (i) IBS Fund III notified Genefic that it was exercising its right under Section 16 of the MGA to terminate the MGA, effective September 15, 2026, as to further availability and future extensions of credit, and (ii) IBS Fund IV notified Genefic that it had determined that September 15, 2026 constitutes the “Early Termination Date” under the MCSPA. IBS has taken the position that termination of the Financing Agreements does not release or discharge any obligations, security interests, pledges or guaranties thereunder until all amounts IBS asserts are owed have been paid in full and the other conditions to “Complete Termination” specified in the Financing Agreements have been satisfied. IBS has also asserted early termination fees in connection with the termination, as described in Item 2.04 below, which the Company disputes.

The information set forth in Item 2.04 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

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Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On September 16, 2026, the Company and Genefic received a Master Notice of Events of Default, Termination, Acceleration, Payment and Collateral Demands, and Status of Remedies dated September 15, 2026 (the “Master Notice”) from IBS, together with a series of instrument-specific notices of the same date (collectively with the Master Notice, the “Default Notices”), including a notice addressed to the Company in its capacity as corporate guarantor and credit party under the MCSPA and a notice addressed to Mr. Bonar in his capacity as personal guarantor.

In the Default Notices, IBS purports to declare that Events of Default have occurred and are continuing under the Financing Agreements. The asserted Events of Default include, among others, (i) failure to pay a servicing invoice in the amount of $19,200; (ii) failure to maintain and substantiate a “Minimum Required Collateral Value” under Section 4 of the MGA; (iii) defaults under the Note relating to other indebtedness, material adverse change and liens affecting collateral; (iv) the existence of other indebtedness, liens and competing claims affecting collateral; (v) alleged deficiencies in reporting, servicing and documentary deliverables, including healthcare compliance documentation (as to which IBS stated that it has not determined that any regulatory violation has occurred); (vi) asserted financial and operational deterioration; and (vii) failure to reimburse transaction, servicing and “ledger” costs recorded by IBS.

In the Default Notices, IBS (i) declared the Note accelerated and all outstanding principal, accrued interest and other amounts thereunder immediately due and payable; (ii) exercised a purported right to redeem the Warrant for cash, with payment demanded within ten business days of delivery of the redemption notice; (iii) assessed early termination fees under the MGA and the MCSPA; and (iv) demanded payment of certain invoiced amounts, internally recorded “ledger losses,” a previously extended billing credit, and legal and default administration expenses. IBS asserts the following amounts are presently due:

Asserted Obligation (as characterized by IBS)	Amount Demanded by IBS
Past-due servicing invoice (Invoice #6723030230-9-2)	$19,200
Interim legal, default administration and collection expense	$25,000
"Rolling Ledger Losses" (December 17, 2025 – August 28, 2026)	$399,214
Reinstatement of expired "provisional credit override"	$67,402
Note – stated accelerated principal balance (excluding interest)	$126,430
Warrant – cash redemption amount	$225,000
MGA early termination fee	$200,000
MCSPA early termination fee	$100,000
Total amount asserted by IBS (exclusive of interest and additional costs)	$1,162,246

IBS has stated that the foregoing total is an administrative reconciliation figure and not a final payoff amount, and that it excludes accrued and unpaid interest on the Note and additional ledger losses, transaction expenses and other costs that IBS asserts have accrued or may accrue after August 28, 2026. In addition, IBS has demanded that Genefic deliver additional qualifying collateral having a value of not less than $875,000 to satisfy the Minimum Required Collateral Value under the MGA, which IBS has calculated as 25% of a $3,500,000 guarantee IBS asserts is outstanding under the MGA. IBS has stated that the collateral demand is a collateral requirement and not a monetary charge.

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IBS has stated that it has not yet exercised, but has reserved, additional remedies under the Financing Agreements, including (i) remedies against the Company as corporate guarantor and credit party; (ii) remedies against Mr. Bonar under his personal guaranty; (iii) foreclosure, voting, ownership-transfer and board-control remedies under the Stock and Unit Pledge Agreement; (iv) the right to direct account debtors and payors to remit payments directly to IBS; (v) the right to deliver a notice of exclusive control over certain deposit accounts of Genefic and its subsidiaries subject to the Deposit Account Control Agreement; and (vi) the right to sell, assign or participate its interests under the Financing Agreements. IBS has also asserted that, following an Event of Default, Genefic and the other credit parties, including the Company, are required to remit to IBS on the next banking day any payment received on account of any receivable subject to the MCSPA.

The Company disputes the Events of Default asserted by IBS and the amounts demanded in the Default Notices. As described above, IBS never provided any funding under the Financing Agreements, and the amounts IBS now demands consist entirely of fees, internally assessed charges, early termination fees, redemption payments and expenses assessed with respect to financing facilities that were never funded. The Company believes that it, Genefic and the other credit parties have meritorious defenses to the claims asserted by IBS, and the Company intends to vigorously defend against any action by IBS to collect the amounts demanded or to exercise remedies under the Financing Agreements. The Company, Genefic and the other credit parties have reserved all of their rights, claims and defenses under the Financing Agreements and applicable law.

Although the Company intends to vigorously contest IBS’s claims, there can be no assurance as to the outcome of this dispute. If IBS were to pursue and prevail on its claims or exercise any of its reserved remedies, including exercising control over deposit accounts, collecting receivables directly from payors, or foreclosing on pledged equity interests, such actions could have a material adverse effect on the Company’s liquidity, financial condition and results of operations and on the operations of Genefic and its subsidiaries. The assertion of Events of Default by IBS could also result in a default or event of default under other indebtedness of the Company or its subsidiaries.

Item 8.01	Other Events.

Cautionary Note Regarding Forward-Looking Statements. This Current Report on Form 8-K contains forward-looking statements, including statements regarding the Company’s belief that it has meritorious defenses, its intention to defend against claims by IBS, and the potential effects of any exercise of remedies by IBS. Words such as “believes,” “intends,” “may,” “could,” “expects” and similar expressions are intended to identify forward-looking statements. These statements are based on management’s current beliefs and expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the outcome of any dispute or litigation with IBS, the actions IBS may take with respect to the Company, Genefic, their assets and Mr. Bonar, the Company’s ability to obtain financing, and the other risks described in the Company’s filings with the Securities and Exchange Commission. Forward-looking statements speak only as of the date of this report, and the Company undertakes no obligation to update them except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dalrada Technology Group, Inc.

By: /s/ Brian Bonar

Name: Brian Bonar

Title: Chief Executive Officer and Chairman

Date: September 22, 2026

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